UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 10, 2018

Date of report (date of earliest event reported):

ADESTO TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3600 Peterson Way, Santa Clara 95054

(Address of principal executive offices) (Zip Code)

(408) 400-0578

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2018, Adesto Technologies Corporation (“Adesto”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Needham & Company, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Adesto agreed to issue and sell an aggregate of 6,700,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold to the Underwriters at the public offering price of $6.00 per share, less the underwriting discount. Pursuant to the Underwriting Agreement, Adesto has granted the Underwriters a 30-day option to purchase up to an additional 1,005,000 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Act”). The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-224790), and each amendment thereto, which was initially filed by Adesto with the Securities and Exchange Commission (“SEC”) on May 9, 2018 and declared effective by the SEC on June 27, 2018 (the “Initial Registration Statement”), a registration statement on Form S-3 (File Number 333-226117) filed with the Commission pursuant to Rule 462(b) under the Act (together with the Initial Registration Statement, the “Registration Statement”) and the prospectus supplements filed by Adesto with the Commission pursuant to Rule 424(b)(5) under the Act.

Adesto estimates that net proceeds from the Offering will be approximately $37.3 million, after deducting the underwriting discount and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. Adesto intends to use the net proceeds of the offering in part to finance its recently announced acquisition of Echelon Corporation. This offering is not contingent upon the consummation of the acquisition of Echelon Corporation. In the event that Adesto does not consummate the acquisition, Adesto intends to use the net proceeds from the offering for general corporate purposes, which may include other future acquisitions or investments in businesses, products or technologies that are complementary to Adesto. Adesto expects the Offering to close on July 13, 2018, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion and consent of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1 and Exhibit 23.1, respectively.

Item 8.01. Other Events.

On July 10, 2018, Adesto issued a press release, announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated July 10, 2018

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press Release dated July 10, 2018

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected net proceeds from the Offering, the timing of completion of the Offering, expected use of proceeds and the time frame in which the acquisition will occur, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Adesto’s filings with the SEC, including those discussed in the section captioned “Risk Factors” contained in an exhibit to Adesto’s Current Report on Form 8-K filed with the SEC on July 9, 2018, the prospectus supplement related to the Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Adesto’s results of operations, which would, in turn, have a significant and adverse impact on Adesto’s stock price. Adesto cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Adesto undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: July 11, 2018	By:	/s/ Ron Shelton
Ron Shelton
Chief Financial Officer